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                                                                     Exhibit 3.5



                            CERTIFICATE OF TRUST OF
                         SEMPRA ENERGY CAPITAL TRUST I

     This certificate of Trust of Sempra Energy Capital Trust I (the "Trust"), dated April 22, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Sec 3801 et seq.) (the "Act").

1. Name. The name of the business trust formed by this Certificate of Trust is Sempra Energy Capital Trust I.

2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware).

3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.


     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


Neal E. Schmale, as Regular Trustee


/s/ Neal E Schmale
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Frank H. Ault, as Regular Trustee


/s/ Frank H. Ault
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Charles A. McMonagle, as Regular Trustee


/s/ Charles A. McMonagle
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The Bank of New York (Delaware),
as Delaware Trustee

By:  /s/ Walter N. Gitlin
     --------------------
Name:  Walter N. Gitlin
Title:  Authorized Signatory


The Bank of New York,
as Property Trustee

By:  /s/ Michele L. Russo
     --------------------
Name:  Michele L. Russo
Title:  Assistant Treasurer